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                                                                    Exhibit 99.7


                                     April 14, 2000



United Investors Life Insurance Co.
2001 Third Avenue South
Birmingham, AL 35233

     RE:  United Investors Life Variable Account Form S-6 File No. 33-11465

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 15 to the Registration Statement on Form S-6 filed by United Investors Life Insurance Company for certain variable life policies (File No. 33-11465). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                    Very truly yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP



                                    By: /s/  Frederick R. Bellamy
                                        _______________________________
                                         Frederick R. Bellamy


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